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                                                              Exhibit (h)(2)(ii)

                     AMENDMENT TO ADMINISTRATION AGREEMENT


     This Amendment dated as of October 28, 1999, is entered into by IBJ FUNDS TRUST (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

     WHEREAS, the Company and Investor Services Group have entered into an Administration Agreement dated as of March 1, 1998 (as amended or supplemented, the "Agreement"); and

     WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise the description of services to be provided by Investor Services Group to the Company and related matters;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I.  The following is hereby added to Schedule B of the Agreement:

                             SALES SUPPORT SERVICES

     . Sales literature review and recommendations for compliance with NASD and SEC rules and regulations
     . Preparation of training materials for use by personnel of the Company or the Adviser
     .  Preparation of ongoing compliance updates
     . Provision of advice and counsel to the Company with respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Company
     . Assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the board

     II. The last sentence of paragraph (a) of Section 13 of the Agreement is hereby deleted in its entirety and revised to read as follows:

     Notwithstanding the previous sentence, in no event shall either the Company or FDISG disclose the Confidential Information to any competitor of the other, including an affiliate of either party, without specific prior written consent.

     III. This Amendment shall become effective immediately upon the consummation of the acquisition of Investor Services Group by a subsidiary of PNC Bank Corp., which the parties anticipate to occur on or about December 1, 1999.
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       IV.  Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

       IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                           IBJ FUNDS TRUST



                           By: __________________________


                           FIRST DATA INVESTOR SERVICES
                           GROUP, INC.



                           By: __________________________
                               James L. Fox
                               President